Exhibit 10.6

SEMILEDS PHOTONICS

EMPLOYEE AGREEMENT

This Employee Agreement (the “Agreement”) is entered into by and between Jack Yeh (“Employee”) and Semi-Photonics Co., Ltd., a company organized under the laws of Republic of China (the “Company”), dated effective as of August 2, 2005.

1.                       Duties; Title.  Employee’s job title and duties may change from time to time on reasonable notice, based on the needs of the Company and Employee’s skills, as determined by the Company.  Employee is required to devote Employee’s full energies, efforts and abilities to the employment, unless the Company expressly agrees otherwise.

2.                       Hours of Work.  Employee is expected to work the number of hours required to get the job done.  However, Employee is generally expected to be present during normal working hours of the Company.

3.                       Adjustments and Changes in Employment Status.  Employee hereby acknowledges that the Company reserves the right to make personnel decisions regarding Employee’s employment, including but not limited to decisions regarding any promotion, salary adjustment, transfer or disciplinary action, up to and including termination, consistent with the needs of the business.

4.                       Proprietary Information Agreement.  If Employee has not already done so, Employee will be required to sign and abide by the terms of the enclosed proprietary information and inventions agreement, as attached hereto as Exhibit A (the “Proprietary Information and Inventions Agreement”)

5.                       Conflict of Interest.  Employee is not permitted to engage in any outside business activity, including consulting services, or outside employment that competes with, or may have the appearance of competing with the interest of the Company, including but not limited to being  employed by, investing in, or providing times, materials or other services to any entity that buys from, sells or provide services to, or competes with the Company, or engaging in any non-Company activity that utilizes any of the Company’s equipment, physical plant, or confidential information.

6.                       Representation and Warranty of Employee. Employee represents and warrants to the Company that the performance of Employee’s duties will not violate any confidentiality or employment agreements with or trade secrets of Employee’s prior employers or any entity.

7.                       Employee Benefits.  Employee will be eligible for paid time-off, vacation and holidays and other benefits in accordance with the Company policy.

8.                       Entire Agreement.  This Agreement, and the Proprietary Information and Inventions Agreement entered between Employee and the Company constitute the entire and exclusive contract between the parties with respect to the subject matters herein, and supersede all prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein.  This Agreement cannot be changed unless in writing, signed by Employee and an authorized officer of the Company.

9.                       Severability.  If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected; and, the parties shall use their best efforts to find an alternative way to achieve the same result.

10.                 Governing Law; Interpretation.  This Agreement shall be governed by the law of Republic of China.  This Agreement is made both in English and Chinese.  The English version shall control in all interpretation, proceedings and deliberation in the event of discrepancy between the English and Chinese versions.

11.                 Jurisdiction; Arbitration.  All disputes, controversies or differences arising between the parties under or relating to this Agreement that cannot be settled amicably shall be subject to binding reconciliation or arbitration administered by Hsinchu Science Park Bureau labor agency.  In the event that the Hsinchu Science Park Bureau agency is not in the position to come to a final resolution, the matters shall be subject to the judgment of the Hsinchu District Court as the court of first instance.  The language used in all proceedings shall be in English.  The parties shall split all expenses and costs, excluding attorneys’ fees, associated with arbitration proceedings.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

SEMI-PHOTONICS CO., LTD.
[print name] Jack Yeh

By:	/s/ Chuong Tran	[signature]	/s/ Jack Yeh

Name: Chuong Tran		Address:
Tel:
ID:

2